EXHIBIT 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED [●], 2010 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM STOCK TRANS, INC. THE INFORMATION AGENT.

ZOOM TELEPHONICS, INC.
Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.01 Per Share, of Zoom Telephonics, Inc.

Subscription Price:  $0.25 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON [●], 2010 UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Zoom Telephonics, Inc., a Delaware corporation, at a subscription price of 0.25 per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares (up to the number of shares for which such holder subscribed under the Basic Subscription Privilege) pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Oversubscription Rights”).

The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the instructions contained herein.

The Company’s ability to utilize its NOLs against future taxable income, if any, would be substantially reduced if it were to undergo an ownership change within the meaning of Section 382 of the Internal Revenue Code.  The Company has the right, in its sole and absolute discretion, to limit the exercise of Oversubscription Rights, including instructing the subscription agent to refuse to honor any exercise of Oversubscription Rights, by 5% shareholders or a subscriber to the extent its exercise of Rights might, in the Company’s sole and absolute discretion, result in a subscriber owning 5% or more of the Company’s Common Stock.

IN ORDER TO PROTECT AGAINST AN UNEXPECTED “OWNERSHIP CHANGE” FOR FEDERAL INCOME TAX PURPOSES, THE COMPANY HAS IMPLEMENTED THE FOLLOWING PROTECTION MECHANICSAND RESERVES THE RIGHT TO LIMIT THE EXERCISE OF OVERSUBSCRIPTION RIGHTS.

By purchasing shares of Common Stock in connection with this Rights Certificate, the subscriber hereby represents to us that it will not be, after giving effect to the purchase of the Common Stock, an owner, either direct or indirect, record or beneficial, or by application of Section 382 attribution provisions summarized above, of more than 99,000 shares of the Company’s Common Stock except as follows;

•   if an exercise would result in the subscriber owning more than 99,000 shares of the Company’s Common Stock, the subscriber must notify the subscription agent at the telephone number set forth under the heading “Subscription Agent”;

•   if requested, each subscriber will be required to provide us with additional information regarding the amount of Common Stock that the subscriber owns; and

•   the Company has the right to instruct the subscription agent to refuse to honor any exercise of Oversubscription Rights by 5% shareholders or a subscriber’s exercise to the extent an exercise might, in the Company’s sole and absolute discretion, result in the subscriber owning 5% or more of the Company’s Common Stock.

By signing the subscription certificate and exercising Rights in the offering, the subscriber agrees that:

•   the protection mechanics are valid, binding and enforceable against the subscriber;

•   any purported exercise of Rights, in violation of the protection mechanics section, will be void and of no force and effect; and

•   the Company has the right to void and cancel (and treat as if never exercised) any exercise of Rights, and shares issued pursuant to an exercise of Rights, if any of the agreements, representations or warranties of a subscriber in the subscription documents are false.

If the subscriber attempts to exercise its Oversubscription Rights and, as a result of the limitations set forth herein, the Company is unable to issue the subscriber the full amount of shares of common stock requested, the Company will return to the subscriber any additional funds submitted promptly, without interest or deduction, and will allocate the additional shares to all other shareholders who are not so limited and who have properly exercised their Oversubscription Rights. Such other shareholders shall receive the additional shares in proportion to the number of shares each such other shareholder purchased through their basic subscription Rights compared to the shares purchased by the remaining other shareholders purchased through their basic subscription Rights.

Regulatory Limitation. All Rights issued to a stockholder of record who would, in the Company’s opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of Rights or the ownership of additional shares are null and void and may not be held or exercised by any such holder.

The holder irrevocably subscribes for the number of shares of Common Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Zoom Telephonics, Inc. and the signatures of its duly authorized officers.

Dated:

/s/ Frank Manning
President and Chief Executive Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If Delivering by Hand, Mail or Overnight Courier: StockTrans, Inc., a Broadridge Company 44 West Lancaster Avenue Attn: Subscription Dept. Ardmore, PA 19003

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Oversubscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

We will not issue fractional shares, but rather will round up or down the aggregate number of shares you are entitled to receive to the nearest whole number.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ________    shares x $ 0.25 = $ _______
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT:
If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares:

I apply for _______    shares x 0.25 = $ _______
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $_______

METHOD OF PAYMENT (CHECK ONE)

___ Cashier’s or certified check drawn on a U.S. bank payable to ”StockTrans,Inc. as Subscription Agent for Zoom Telephonics”

___ Wire transfer of immediately available funds directly to the account maintained by StockTrans, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at  FirsTrust Bank, 1931 Cottman Ave., Philadelphia, PA 19111, ABA 236073801, Account # 701300055. account name StockTrans
Subscription, with reference to the rights holder’s name

FORM 2 - DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.
_____________________________________

_____________________________________

_____________________________________

FORM 3 - SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith

Signature(s): ______________________________

Signature(s): ______________________________

Date: __________________________

Daytime Telephone Number: ____________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4 - SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ___________________________
                                              (Name of Bank or Firm)

By:___________________________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS

FOR INSTRUCTIONS ON THE USE OF ZOOM TELEPHONICS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT STOCKTRANS, INC. THE INFORMATION AGENT, AT 800-733-1121
THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [●], 2010, UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.